EXHIBIT 3.2

                              AMENDED AND RESTATED

                                    BY - LAWS

                                       OF

                           CTI INDUSTRIES CORPORATION


                               ARTICLE I - OFFICES


         SECTION  1.  REGISTERED   OFFICE.   The  registered   office  shall  be
established and maintained at 1209 Orange Street, City of Wilmington, County of New Castle in the State of Delaware.

         Section 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of corporation may require.

                      ARTICLE II - MEETING OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Delaware on the 2nd Tuesday in April at 10:00 a.m.

         If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

         SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

         SECTION 3. VOTING. Each Stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held


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by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

         SECTION 4. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors of the corporation may fix in advance a record date which shall not be more than sixty days and, not less than ten days, or in the case of a merger or consolidation, not less than twenty days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

         SECTION 5. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time for a period not to exceed thirty days from the originally scheduled date of the meeting, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by



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the  president and shall be called by the president or secretary at a request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

         SECTION 7. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at this address as it appears on the records of the corporation, not less than ten or more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at this address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting of the time and place thereof are announced at the meeting at which the adjournment is taken.

         Whenever any notice whatever is required to be given under the provision of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

         SECTION 8. BUSINESS TRANSACTED. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

                             ARTICLE III - DIRECTORS

         SECTION 1. NUMBER AND TERM. The number of directors shall be five (5). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Each director shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

         SECTION 2. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of such regular meeting shall not be required.




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         SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or any two directors and shall be held at such place, on such date and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived, by mailing written notice not less than three days before the meeting or, by telegraphing the same not less than 18 hours before the meeting, to each director at his business address. If mailed, such notice shall be deemed to be delivered, when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waive of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

         SECTION 4. QUORUM. At any meeting of the Board of Directors not less than four shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of these present may adjourn the meeting to another place, date or time without further notice or waiver thereof.

         SECTION 5. PARTICIPATION AND MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enable all persons participating in a meeting to hear each other. Such participation shall constitute presence in person at such meeting for all purposes.

         SECTION 6. CONDUCT OF BUSINESS. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided herein or provided by law; provided, however, that the following actions shall require the affirmative vote or consent of four directors (i) any amendment to these by-laws, (ii) any change in the person appointed as, or the compensation, authority or position of, the Chief Executive Officer or the President, (iii) the issuance by the Corporation of any securities or (iv) the approval or recommendation to shareholders of any amendment to the Certificate of Incorporation of the Corporation. At any meeting of the Board of Directors, business shall be transacted in such order and manner it as the board may, from time to time determine.

         SECTION 7. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such



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resignation  shall  be made in  writing,  and  shall  take  effect  at the  time specified therein and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 8. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

         SECTION 9. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for this purpose, or by written consent as provided by law, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, or by written consent as provided by law, by the affirmative vote of a majority in interest of the stockholders entitled to vote; provided, however, that any director elected by the vote of holder of Preferred Stock may be removed by the affirmative vote of the holders of two-thirds of the outstanding Preferred Stock and any vacancy created by the removal of such a director may be filled by the affirmative vote of the holders of the outstanding Preferred Stock.

         SECTION 10. INCREASE OF NUMBER. The number of directors may be increased or decreased by amendment of these By-laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

         SECTION 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as member of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         SECTION 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is





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signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

         SECTION 13. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                              ARTICLE IV - OFFICERS

         SECTION 1. OFFICERS. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers at it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

         SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their officers for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief execute officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the chief executive officer of a corporation. Except as limited or authorized in some other manner by the Board of Directors, he shall have power to bind the corporation and to sign all contracts and other instruments of the corporation. He shall have general supervision and direction of all of the officers and agents of the corporation and, except as provided by law, in these By-Laws or by resolution of the Board of Directors, he shall appoint and remove, employ and discharge, prescribe the duties and fix the compensation of all employees or agents of the Corporation.





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         SECTION  4.  PRESIDENT.  The  President  shall be the  chief  operating officer of the corporation and shall have the general powers and duties to perform or supervise all matters covering the operation of the corporation's business and shall have such other powers and duties as may be designated by the Board of Directors from time to time. Except as limited by the Board of Directors, he shall have authority and power to bind the Corporation and sign contracts and other instruments for the Corporation. He shall preside over the day to day activities of the corporation and shall have general supervision, direction and control for the business of the corporation. In the absence or disability of the Chief Executive Officer, he shall perform the duties and have the powers of the Chief Executive Officer.

         SECTION 5. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

         SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of al his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

         SECTION 7. SECRETARY. The Secretary shall give, or cause to be given notice of all meetings of stockholders and directors, and all other notices required by law or by these ByLaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-laws. He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.





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         SECTION 8. ASSISTANT  TREASURERS AND ASSISTANT  SECRETARIES.  Assistant
Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

         SECTION 9. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented form receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V.

         SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

         SECTION 2. LOST CERTIFICATES. New certificates of stock may be issued in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.




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        SECTION 3. TRANSFER OF SHARES.  The shares of stock of the  corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of such transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 4. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conductive to the interests of the corporation.

         SECTION 5. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or facsimile thereof to be impressed or affixed or otherwise reproduced.

                            ARTICLE VI - FISCAL YEAR

         SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

                              ARTICLE VII - NOTICES

         SECTION 1. NOTICES. Whenever notice is required to be give to any stockholder, directors, officer or agent, such requirement shall not be construed to mean personal notice. Such notice may in any instance be effectively give by depositing a writing in a post office or letter box in a prepaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, directors, officer or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatch shall be the time of the given of the notice.




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         SECTION  2.  WAIVERS.  A  written  waiver  of any  notice,  signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, directors, officer or agent. Neither the business nor the purpose of any meeting need to be specified in such a waiver.



                            ARTICLE VIII - AMENDMENTS

         Subject to the provisions of the Restated Certificate of Incorporation under which the power to alter, amend or modify these By-Laws is restricted to the holders of Preferred Stock, these By-Laws may be altered and repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.

                                   ARTICLE IX

                           INDEMNIFICATION OF OFFICERS
                         DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 1. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed




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to be in or not  opposed  to the best  interests  of the  corporation,  and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that his is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (a) any breach of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) acts under Section 174 of the Delaware General Corporation Law; or
(d) any transaction from which the director derived an improper personal benefit.

         SECTION 4. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount unless it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article Ninth. Such expenses (including attorneys' fees) incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         SECTION 5. Any indemnification under Section 5 (1), (2) and (3) (unless ordered by a Court) shall be made by the corporation only as authorized in the specific case upon a





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



determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections (1), (2) and (3). Such determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         SECTION 6. The indemnification provided by this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Ninth.

         SECTION 8. For the purposes of this Article Ninth, reference to "the corporation" shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation in the same capacity.